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 THIS PROSPECTUS IS FILED PURSUANT TO RULE 424 (B) (3) OF THE SECURITIES ACT OF
                                     1933.

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                             PROSPECTUS SUPPLEMENT
                                 TO PROSPECTUS
                             DATED OCTOBER 30, 1998

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                                TRITON PCS, INC.
                     11% SENIOR SUBORDINATED DISCOUNT NOTES
                                    DUE 2008


                 ATTACHED IS THE COMPANY'S REPORT ON FORM [8-K]

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

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                          __________________________

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): December 31, 1998


                                TRITON PCS INC.
                                ---------------
            (Exact Name of Registrant as Specified in Its Charter)

         Delaware                                       23-2930873
----------------------------                       ------------------
(State or Other Jurisdiction    (Commission File   (I.R.S. Employer
 of Incorporation or             Number)            Identification No.)
 Organization)


                             375 Technology Drive
                             --------------------
                          Malvern, Pennsylvania 19355
                          ---------------------------
              (Address of Principal Executive Offices) (Zip Code)

       Registrant's Telephone Number, Including Area Code  (610)651-5900
                                                           -------------

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

          On December 31, 1998, Triton PCS, Inc. completed the purchase of assets, including the PCS license and network equipment, related to the Norfolk, Virginia Personal Communications Service operations from AT&T Wireless PCS, Inc. for approximately $91.5 million of cash and $13.5 million in preferred stock of Triton PCS Holdings, Inc., Triton PCS, Inc's parent. Triton PCS, Inc. is an affiliate of AT&T Wireless PCS, Inc. The Norfolk market, which covers 1.8 million people, will expand Triton PCS's contiguous territory in the Southeast to include more than 13 million people. Construction of the wireless system in the Norfolk market was substantially completed in December 1998.


ITEM 5.   OTHER EVENTS

          On January 4, 1999, Triton PCS, Inc. announced it has selected SunCom as the brand name for its digital wireless network in the Southeast. A copy of the press release issued by Triton PCS, Inc. on January 4, 1999 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.


ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS

          (a) Financial Statements

          None

          (b) Pro Forma Financial Information

          Pro forma financial information pursuant to Article 11 of Regulation SX has previously been reported in the Company's Form S-4 filing, effective October 1, 1998.

          (c) Exhibits

          Exhibit No.    Description

          99.1           Press Release dated January 4, 1999

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  Triton PCS, Inc.

                                  By: /s/ David D. Clark
                                      ------------------

                                      David D. Clark
                                      Senior Vice President and Chief Financial
                                      Officer


January 15, 1999

                                 EXHIBIT INDEX

EXHIBIT NO.    DESCRIPTION OF EXHIBIT

99.1           Press Release dated January 4, 1999